EXHIBIT 23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Form S-3 for PHAZAR CORP of our report dated August 18, 2008, related to our audit of the consolidated financial statements of PHAZAR CORP as of May 31, 2008 and 2007, and for the years then ended, which report is included in the Annual Report on Form 10-K of PHAZAR CORP for the year ended May 31, 2008. We also consent to the reference to our firm under the caption "Experts."

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
April 22, 2009





































                                EXHIBIT 23.1 - 1